UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 5, 2006
Atlantic Coast Entertainment Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-110484	54-2131349

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Sands Hotel & Casino Indiana Avenue and Brighton Park, 9th Floor Atlantic City, New Jersey	08401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (609) 441-4633
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 5, 2006, ACE Gaming, LLC (“ACE”), a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic Coast Entertainment Holdings, Inc. (the “Company”), entered into a call agreement (the “Option Agreement”), with American Real Estate Holdings Limited Partnership (“AREH”), pursuant to which AREH granted ACE the option to acquire all of its membership interests in AREP Boardwalk Properties, LLC (“AREP Boardwalk”). The Company is an indirect majority-owned subsidiary of AREH. The Option Agreement allows ACE to exercise its option at any time until 5:00 PM on June 5, 2007.
The Option Agreement provides that the purchase price of the membership interests underlying the option set forth therein is (a) the sum of (i) $61 million, (ii) the Traymore Closing Costs (as defined in the Option Agreement), (iii) the Traymore Financing Costs (as defined in the Option Agreement); and (iv) the Operating Costs (as defined in the Option Agreement), plus, in each case, interest thereon at a rate of 8% per annum less (b) any revenue received by AREP Boardwalk or AREH.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1* Call Agreement, dated as of June 5, 2006, by and between ACE and AREH.
99.1* Definitions of certain terms in the Call Agreement.
*Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
Dated: June 7, 2006	By:	/s/ Denise Barton
		Name:	Denise Barton
		Title:	Vice President, Chief Financial Officer, and Principal Accounting Officer